REALITY SHARES ADVISORS, LLC

CODE OF ETHICS

DATED: December 12, 2013

This Code of Ethics (the “Code”) is based on the principle that Reality Shares Advisors, LLC (“RSA” or the “Firm”) and all its officers, directors and employees have a fiduciary duty to place the interest of clients ahead of their own. This Code applies to all of the Firm’s “Supervised Persons” (as such term is defined below). RSA and its Supervised Persons must avoid activities, interests, and relationships that might interfere with making decisions in the best interests of RSA’s clients.

1. Definitions

(a)	“Access Person” means, for the purposes of the Code, all Supervised Persons of the Firm. The term Access Person may also include any independent contractors, who have access to non-public information regarding purchases or sales of securities for or nonpublic information regarding clients’ portfolios, or who have access to any recommendations or holdings that are non-public. The CCO will make the determination of whether any independent contractors are Access Persons and notify them of the requirements. Directors, officers and partners of RSA are presumed to be Access Persons.

(b)	“Automatic Investment Plan” means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. An automatic investment plan includes a dividend reinvestment plan.

(c)	“Beneficial Ownership” means any interest in a security for which an Access Person can directly or indirectly receive a monetary benefit, which may include the right to buy or sell a security, to direct the purchase or sale of a security, or to vote or direct the voting of a security (see Appendix 1 of this section for Examples of Beneficial Ownership). Note: This broad definition of “beneficial ownership” does not necessarily apply for purposes of other securities laws or for purposes of estate or income tax reporting or liability. An employee may declare that the reporting or recording of any securities transaction should not be construed as an admission that he or she has any direct or indirect beneficial ownership in the security for other purposes.

(d)	“Covered Securities” – please refer to “Securities” below.

(e)	“Federal Securities Laws” means the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Bank Secrecy Act of 1970 (as it applies to funds and investment advisers), Title V of the Gramm-Leach-Bliley Act of 1999, the Sarbanes-Oxley Act of 2002, any rules adopted by the SEC under any of these statutes and any rules adopted thereunder by the SEC, Department of Labor or the Department of Treasury.

(f)	“Initial Public Offering” (IPO) means an offering of securities registered under the Securities Act of 1933, as amended, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act.

(g)	“Limited Offering” or “Private Placement” means an offering that is exempt from registration under the Securities Act of 1933 pursuant to section 4(2) or section 4(6) (15 U.S.C. 77d(2) or 77(d)(6)) or pursuant to 230.504, 230.505, or 230.506 of this chapter. This includes private funds and other private offerings/placements.

(h)	“Personal Account” means every account for which an Access Person may directly or indirectly influence or control the investment decisions of the account and otherwise be deemed to have Beneficial Ownership. This typically includes, but may not be limited to, accounts of (a) any Access Person, (b) the spouse of such Access Person, (c) any children living in the same household of such Access Person, and/or (d) any other person residing in the same household of such Access Person, if such Access person has a beneficial interest in such account(s). Each of the above accounts is considered a personal account of the Access Person. Any account where the Access Person has given written discretionary authority to a third party, such as an outside investment adviser, would not be considered a “Personal Account” (Please note the Access Person must provide the CCO with a copy of the written discretionary authority).

(i)	“Prohibited Transactions” means transactions in IPOs (including Secondary Offerings), transactions in the securities issued by the Reality Shares Trust, or transactions that would otherwise violate the provisions of this Code.

(j)	“Purchase or sale of a security” means the buying or selling of any Securities (as that term is defined below) and includes, among other things, the writing of an option to purchase or sell a Security or the purchase or sale of a Security that is exchangeable for or convertible into a Security.

(k)	“Reportable Fund” means (i) any mutual fund for which the Firm serves as an investment adviser or sub-adviser as defined in section 2(a)(2) of the Investment Company Act of 1940; or (ii) any mutual fund whose investment adviser or principal underwriter controls the Firm, is controlled by the Firm, or is under common control with the Firm. For purposes of this section, control has the same meaning as it does in section 2(a)(9) of the Investment Company Act. Notably, all ETFs that are formed under the Reality Shares ETF Trust (“RS ETFs”) are Reportable Funds.

(l)	“Restricted Securities” means any securities that have been identified by the Firm as securities restricted for trading purposes.

(m)	“Secondary Offering” means an offering of securities of a publicly traded company that prior to the offering were not registered under the Securities Act of 1933, as amended.

(n)	“Securities” (or “Covered Securities”) means securities that are covered by the Code. Such covered securities include, but are not necessarily limited to:

•	Equity securities, including common and preferred stock

•	Reportable Funds (as defined above)

•	Restricted Securities (as defined above);

•	Corporate and Municipal bonds;

•	Exchange Trade Funds;

•	Closed End Funds;

•	Initial Public Offerings (as defined above);

•	Limited Offerings and Private Placements (as defined above);

•	Investments convertible into, or exchangeable for, stock or debt securities;

•	Any derivative instrument relating to any of the above securities, including options, warrants and futures; and

•	Any interest in a partnership investment (such as limited partnerships) in any of the foregoing.

(o)	“Supervised Persons” means all officers, directors and employees of the Firm and any other person(s) that the Firm may deem from time to time to be a supervised person (such as certain independent contractors).

2. Fiduciary Obligations and Ethical Principles

The Firm and its Supervised Persons have an ongoing fiduciary responsibility to the Firm’s clients and must ensure that the needs of the clients always come first. The Firm holds its supervised persons to a very high standard of integrity and business practices. In serving its clients, RSA and its Supervised Persons must at all times deal with clients in an honest and ethical manner and comply with all the Federal Securities Laws.

While affirming its confidence in the integrity and good faith of its Supervised Persons, the Firm understands that the knowledge of present or future client portfolio transactions and the power to influence client portfolio transactions, if held by such individuals, places them in a position where their personal interests might become conflicted with the interests of the Firm’s clients. Such conflicts of interest could arise, for example, if securities are bought or sold for personal accounts in a manner that either competes with the purchase or sale of securities for client accounts or results in an advantageous position for the personal accounts.

Because RSA is a fiduciary to its clients, Supervised Persons must avoid actual and potential conflicts of interest with the Firm’s clients. Therefore, in view of the foregoing and in accordance with the provisions of Rule 204A-1 under the Investment Advisers Act of 1940, as amended (“Advisers Act”), and Rule 17j-1 under the Investment Company Act of 1940, as amended (“1940 Act”), RSA has adopted this Code to outline and prohibit certain types of activities that are deemed to create conflicts of interest (or at least the potential for or the appearance of such a conflict) and to outline pre-approval and reporting requirements, along with enforcement procedures. Please note that for all pre-approval, reporting and review requirements listed below, the Chief Compliance Officer (“CCO”) will report to and/or obtain pre-approval from the CEO.

In addition, Supervised Persons must adhere to the following general principles as well as to the Code’s specific provisions:

(a)	At all times, the interests of the Firm’s clients must come first;

(b)	Personal securities transactions must be conducted consistent with the Code in a manner that avoids any actual or potential conflict of interest; and

(c)	No inappropriate advantage should ever be taken that is contrary to the Firm’s responsibilities and duties to its clients.

3. Unlawful Actions

It is unlawful for any Supervised Person:

(a)	To employ any device, scheme or artifice to defraud a client;

(b)	To make any untrue statement of a material fact to any of the Firm’s clients or omit to state a material fact necessary in order to make the statements made to a client, in light of the circumstances under which they are made, not misleading;

(c)	To engage in any act, practice or course of business that operates or would operate as a fraud or deceit on a client; or

(d)	To engage in any manipulative practice with respect to a client.

This Code does not attempt to identify all possible conflicts of interest, and literal compliance with each of its specific provisions will not shield Access Persons from liability for personal trading or other conduct that violates a fiduciary duty to Firm clients.

4. Procedures Regarding Trading by Access Persons in Personal Accounts

(a)	Preclearance Approval of Certain Transactions:

Any Access Person wanting to purchase or sell any IPO or Limited Offering (as such terms are defined in item 1 above) and wanting to purchase or sell or transact in the securities issued by the Reality Shares Trust in any Personal Account, must obtain written pre-approval by the CCO or designee (see Appendix 2 – Pre Approval Form). Due to the types of securities that will be traded in the RS ETF Funds’ portfolios, it is the Firm’s position that pre approval by Access Persons is not necessary for trading in any other Securities (as such term is defined in item 1(n) above) or in the Exempt Securities listed below.

At the discretion of the CCO or CEO, Access Person transactions may be aggregated with trades being placed for the RS ETFs’ portfolios, so long as it is in the same direction (i.e., all buys or all sells), for the same security and is completed in accordance with the Firm’s written policy and procedures regarding aggregated block trades.

(b)	Exempt Securities:

No Access Person shall be required to pre-clear or report transactions in any Personal Account in the following securities:

•	Open-end mutual funds (this excludes closed-end mutual funds, Reportable Funds and ETFs)

•	U.S. treasury bonds, treasury notes, treasury bills, U.S. Savings Bonds, and other instruments issued by the U.S. government or its agencies or instrumentalities

•	Debt instruments issued by a banking institution, such as bankers’ acceptances and bank certificates of deposit (this excludes corporate or high yield bonds which must be reported)

•	Commercial paper

•	Repurchase agreements

(c)	Exempt Transactions:

No Access Person shall be required to pre-clear or report the following transactions in any Personal Account:

•	Transactions that take place in any exempt security listed in 4(b) above;

•	Transactions that take place in an account where the Access Person has no direct or indirect influence or control (e.g., discretionary managed accounts)

•	Purchases that are part of an Automatic Reinvestment Plan

(d)	Required Holding Period: Any Access Person that purchases a Reportable Fund in a Personal Account is required to hold the Reportable Fund for a period of not less than thirty (30) days from date of acquisition, unless doing so would result in a substantial loss or hardship. Under this circumstance, the Access Person must obtain approval from the CCO or designee in advance of the sale of the Reportable Fund and provide a written detailed explanation of the hardship.

(e)	Blackout Period: No Access Person may purchase or sell shares of any Covered Security in a Personal Account within three (3) days before and one (1) day after any client transaction in the same Covered Security. This will be checked by the CCO during the pre-approval process.

(f)	Misuse of Non-Public Information: No Supervised Person shall divulge or act upon any material, non-public information as such activity is defined hereto in Appendix 3: Reality Shares Advisors, LLC Insider Trading Policy, which is incorporated herein. Upon initial execution of this Code and annually thereafter, all Supervised Persons are required to read the Insider Trading Policy, sign and date the acknowledgment of receipt and understanding form (See Appendix 4 for the Insider Trading Acknowledgement Form) and send the executed form to the CCO within 15 days of receipt.

5. Conflicts of Interest Issues

(a)	Political Contributions: At this time RSA does not offer its services to government entities and has no government entities as clients. Should RSA decide to begin offering its services to such clients, the firm will adopt written policy and procedures in accordance with Rule 206(4)-5 of the Investment Advisers Act of 1940.

(b)	Gifts: No Supervised Person shall accept or give any gift or other item (for the purpose of this Code “gifts” include but are not limited to cash, merchandise, prizes, travel expenses, entertainment tickets) of more than $100.00 in value annually, from any person or entity that does business with or on behalf of the Firm. All gifts given and received must be reported to the CCO or designee at the time the gift was given and/or received. Meals, entertainment and travel in the presence of the person or entity that does or seeks to do business with RSA are permitted outside the $100.00 annual limit, but must be reported to the CCO or designee prior to the event. See Appendix 5 for Gift Reporting Form.

(c)	Outside Business Activities: While associated with RSA, no Supervised Person will accept outside employment or receive outside compensation without completing the Reality Shares Advisors, LLC Outside Business Activities Form (Appendix 6) and obtaining written pre-approval from the CCO or designee. (Please note: This procedure must be followed even if the outside activity is performed without receiving compensation.)

(d)	Service on Boards: No Supervised Person shall serve on the board of directors of a company, institution, endowment, charity, or any other organization without prior written authorization by the CCO or designee. If board service is authorized, such Supervised Person shall at all times ensure that they have no role in making any type of investment decisions with respect to the company, unless otherwise approved by the CCO or designee. To receive pre-clearance authorization, please complete the Reality Shares Advisors, LLC Outside Business Activities Form found in Appendix 6.

(e)	Professional Conduct: While associated with RSA, no Supervised Person may be involved with any type of activity which may bring negative publicity to RSA or its affiliates.

6. Reporting and Compliance Procedures

(a)	Brokerage Statements: All Access Persons shall complete the Outside Brokerage Account Form (see Appendix 7) and otherwise provide all necessary information to the CCO so that the Firm may direct such broker(s) to send the CCO a copy of each brokerage account statement generated for each of the Access Person’s Personal Account(s).

(b)	Submission of Quarterly Transaction Reports: In order for the Firm to monitor compliance with the Code and to comply with Rule 204A-1 under the Advisers Act and Rule 17j-1 under the 1940 Act, every Access Person shall be required to report to the CCO or designee, for each Personal Account, the information described below, or in the alternative, cause the Firm to receive or be provided with monthly and/or quarterly brokerage account statements that contain the following information:

(i)	The date of the transaction (either trade date or settlement date), the name of the Security, the symbol, the number of shares, the maturity date and/or the interest rate, if applicable, and the principal amount of each Security involved;

(ii)	The nature of the transaction (i.e., purchase, sale, or any other type of acquisition or disposition);

(iii)	The price of the Security at which the transaction was effected;

(iv)	The name of the broker, dealer or bank with or through whom the transaction was effected; and

(v)	The name and account number of the Personal Account.

The above reporting must be done within 30 days of the end of each quarter. Therefore, for transactions in Personal Accounts for which RSA has not timely received a duplicate statement (i.e., within the 30 day reporting period), the Access Person is required to complete and submit Reality Shares Advisors, LLC Personal Securities Transaction Report (see Appendix 8) within the required reporting period.

(c)

Initial and Annual Holdings Reports: No later than 10 days after becoming an Access Person, and annually thereafter, each Access Person must submit to the CCO or designee a report of his or her holdings in Securities (including Securities held in all Personal

Accounts), utilizing the Reality Shares Advisors, LLC Initial/Annual Holdings Report; (see Appendix 9). The report must include the following information, which must be as of a date no more than 45 days prior to the date the report was submitted:

(i)	The title and type of security, and as applicable the exchange ticker symbol or CUSIP number, number of shares, and principal amount of each reportable security in which the Access Person has any direct or indirect beneficial ownership;

(ii)	The name of the broker, dealer or bank with which the Access Person maintains an account in which the securities are held; and

(iii)	The date the Access Person submits the report.

7. Administration of the Code

(a)	The CCO or designee will review all reports and other information submitted under this Code. This review may include, but not be limited to: (1) an assessment of whether Supervised Persons and Access Persons followed the required procedures as outlined within this Code; (2) an assessment of whether each Access Person has traded in the same securities as the Firm did for the RS ETFs’ portfolios, and if so, determining whether the RS ETF’s terms for the transactions were more favorable; (3) an assessment of any trading patterns that may indicate abuse; and (4) performing any other assessment that may be necessary to determine whether there have been any violations of the Code.

(b)	Supervised Persons are required to immediately report any potential violation or violation of this Code of which he or she becomes aware, to the CCO. No Supervised Person will be sanctioned for reporting a potential or actual violation.

(c)	Each Supervised Person shall be requested to annually submit to the CCO the Code of Ethics Acknowledgment Form (Appendix 10), which states that the Supervised Person has read, understands and agrees to abide by the Code. As changes to the Code occur, the Supervised Person shall receive a copy of the Code and training as necessary. Upon receipt, each Supervised Person is required to read and understand the requirements of the Code and then re-sign the Acknowledgment Form, which must be submitted no later than 30 days from the date of receipt of the Code.

(d)	This Code does not amend or supersede any other Code(s) of Ethics that may affect the duties and obligations of any person affected hereby.

(e)	No less frequently than annually, the CCO or designee will furnish to the Board of the RS ETFs a written report that:

(i)	Describes any issues arising under the Code during the reporting period, including, but not limited to, information about material violations of the Code and sanctions imposed in response to the material violations; and

(ii)	Certifies that the Firm has adopted procedures reasonably necessary to prevent Supervised Persons and Access Persons from violating the code.

8. Violations of the Code

The CCO or designee will assess whether any violation has occurred. If it is determined that a violation has occurred, the CCO will report such violation to the CEO, who may impose such sanctions as he deems appropriate, including, but not limited to suspension of personal trading privileges for a period, disgorging of profits made by the violator, fines and/or dismissal from RSA.

9. Exceptions

The CCO may grant written exceptions to the provisions of the Code based on equitable considerations (e.g., rapid markets, hardship, satisfaction of a court order, etc.). The exceptions may be granted to individuals or classes of individuals with respect to particular transactions, classes of transactions or all transactions, and may apply to past as well as future transactions, provided that no exception will be granted where the exceptions would result in a violation of Rule 204A-1 of the Advisers Act, Rule 17j-1 of the 1940 Act, or any other Federal Securities Laws.

10. Recordkeeping Requirements

The CCO or designee, will be responsible for maintaining the following records pertaining to the Code for a minimum of five years from the end of the fiscal year in which the information was obtained and/or in effect, the first two years on-site in an accessible place, with the exception of (c) below, which will be kept for five years after the individual ceases to be deemed an Access Person.

(a)	A list of all of the Firm’s Access Persons, which will include every person who was deemed an Access Person at anytime within the past five years, even if they are no longer deemed as such.

(b)	Copies of the Code and all amendments thereto.

(c)	Copies of all the written acknowledgments required in section 7(c) above submitted by each Supervised Person.

(d)	A record of any violation of the Code and any action taken as a result of the violation.

(e)	Copies of each report submitted by an Access Person required in sections 6(b) and (c) above.

(f)	Copies of all brokerage statements submitted in accordance with section 6(a) above.

(g)	All pre-clearance decisions and the reasons supporting the decision.

(h)	Copies of all written exceptions granted under this Code.

Any Supervised Person having questions relating to the Code should contact the CCO or COO.

Code of Ethics – Appendix 1

Reality Shares Advisors, LLC

EXAMPLES OF BENEFICIAL OWNERSHIP

•	Securities held by an Access Person for their own benefit, regardless of the form in which held;

•	Securities held by others for a Access Person’s benefit, such as securities held by custodians, brokers, relatives, executors or administrators;

•	Securities held by a pledge for an Access Person’s account;

•	Securities held by a trust in which an Access Person has an income or remainder interest, unless the Access Person’s only interest is to receive principal (a) if some other remainderman dies before distribution or (b) if some other person can direct by Will a distribution of trust property or income to the Access Person;

•	Securities held by an Access Person as trustee or co-trustee, where the Access Person or any member of their immediate family (i.e., spouse, children or their descendants, stepchildren, parents and their ancestors, and stepparents, in each case treating a legal adoption as a blood relationship) has an income or remainder interest in the trust;

•	Securities held by a trust of which the Access Person is the settler, if the Access Person has the power to revoke the trust without obtaining the consent of all the beneficiaries;

•	Securities held by a general or limited partnership in which the Access Person is either the general partner of such partnership or a controlling partner of such entity (e.g., Access Person owns more than 25% of the partnership’s general or limited partnership interests);

•	Securities held by a personal holding company controlled by a Access Person alone or jointly with others;

•	Securities held in the name of minor children of a Access Person or in the name of any relative of a Access Person or of their spouse (including an adult child) who is presently sharing the Access Person’s home;

•	Securities held in the name of any person other than a Access Person and those listed above, if by reason of any contract, understanding, relationship, agreement, or other arrangement the Access Person obtains benefits equivalent to those of ownership; and

•	Securities held in the name of any person other than an Access Person, even though the Access Person does not obtain benefits equivalent to those of ownership (as described above), if the Access Person can vest or re-vest title in himself.

Code of Ethics – Appendix 2

REALITY SHARES ADVISORS, LLC

PERSONAL TRADING PRE-APPROVAL FORM

Reality Shares Advisors, LLC (“RSA”) has established written policies and procedures regarding employee personal trading. Importantly, in order to avoid any potential or real conflicts of interest and to adhere to applicable state and federal regulations, Access Persons must obtain written pre-approval from the Chief Compliance Officer (CCO) prior to executing certain transactions in personal accounts. (See RSA’s Code of Ethics for details on transactions that require pre-approval)

Section I – Pre-Approval Request: (Please complete the following)

Name of Security:

Symbol or CUSIP:

Type of Transaction (Buy or Sell):

If Sell, Date of Purchase:

Amount of Shares:

Approximate Dollar Amount of Trade:

Name of Personal Account:

Account Number:

Name of Broker-Dealer:

Section II: Certification of Access Person

By signing below, I certify to the following:

☐ I do not have any inside information regarding this security.

☐ To the best of my knowledge, this transaction would not be in conflict with any transaction for any RSA ETF portfolio.

☐ If approved, I understand and agree that the requested transaction outlined above must be completed no later than the close of business on the next trading day from the date of approval, unless an extension of time is given in writing by the CCO or CEO.

Signature:	Date:

Name (Print):	Title:

For Compliance Use Only:

Permission from Compliance has been ☐Approved ☐ Denied for this Access Person to make the transaction described above.

Compliance Approval/Denial by:	Date:

Code of Ethics – Appendix 3

REALITY SHARES ADVISORS, LLC

INSIDER TRADING POLICY

The Insider Trading and Securities Fraud Enforcement Act of 1988 (“1988 Act”) further extends the safeguards of the Securities Exchange Act of 1934 as it pertains to “insider trading.” The insider trading laws prohibit buying or selling securities while in possession or aware of material, non-public information (as defined below) or passing on such information (“tipping”) to others who buy or sell securities.

The term “insider trading” is generally used to refer to (i) a person’s use of material, nonpublic information in connection with transactions in securities and (ii) certain communications of material, nonpublic information.

The laws concerning insider trading generally prohibit:

•	The purchase or sale of securities by an insider, on the basis of material, nonpublic information;

•	The purchase or sale of securities by a non-insider, on the basis of material, nonpublic information if the information was disclosed to the non-insider in violation of an insider’s duty to keep the information confidential or was misappropriated; and/or

•	The communication of material, nonpublic information in violation of a confidentiality obligation where the information leads to a purchase or sale of securities.

Who Is An Insider?

The concept of “insider” is broad. It includes the officers, directors, employees and majority shareholders of a company. In addition, a person can be considered a “temporary insider” of a company if he or she enters into a confidential relationship in the conduct of the company’s affairs and, as a result, is given access to company information that is intended to be used solely for company purposes. A temporary insider includes, among others, a company’s attorneys, accountants, consultants, investment bankers, commercial bankers and the employees of such organizations. In order for a person to be considered a temporary insider of a particular company, the company must expect that the person receiving the information will keep the information confidential and the relationship between the company and the person must at least imply such a duty. Analysts usually are not considered insiders of the company that they follow, although if an analyst is given confidential information by a company’s representative in a manner in which the analyst knows or should know to be a breach of that representative’s duties to the company, the analyst may become a temporary insider.

What is Material Information?

Trading on inside information is not a basis for liability unless the information is “material.” “Material” information generally is defined as information that a reasonable investor would likely consider important in making his or her investment decision or information that is reasonably certain to have a substantial effect on the price of a company’s securities. Information that should be considered material includes, but is not limited to: dividend changes, earnings estimates, changes in previously released earnings estimates, significant merger or acquisition proposals or agreement, major litigation, liquidity problems and extraordinary management developments. Material information does not have to relate to a company’s business; it can be significant market information. (For example, a reporter for The Wall Street Journal was found criminally liable for disclosing to others the dates on which reports on various companies would appear in The Wall Street Journal and whether or not those reports would be favorable.)

What is Nonpublic Information?

Information is nonpublic unless it has been effectively communicated to the market place. For information to be considered public, one must be able to point to some fact to show that the information has been disseminated to the public. For example, information found in a report filed with the SEC or appearing in Dow Jones, Reuters, The Wall Street Journal or another publication of general circulation is considered public. Market rumors are not considered public information.

1. Penalties for Insider Trading

Penalties for trading on or communicating material, nonpublic information are severe, both for the individuals involved in the unlawful conduct and for its employers. A person can be subject to some or all of the penalties set forth below even if he or she does not personally benefit from the violation. Penalties include:

•	Civil injunctions;

•	Disgorgement of profits;

•	Jail sentences;

•	Fines for the person who committed the violation of up to three times the profit gained or loss avoided (per violation, or illegal trade), whether or not the person actually benefited from the violation; and

•	Fines for the employer or other controlling person of the person who committed the violation of up to the greater of $5,000,000 or three times the amount of the profit gained or loss avoided per violation, or illegal trade.

In addition, any violation of the procedures set forth in this section can be expected to result in serious sanctions by RSA, including immediate termination of the persons involved.

A. Policies

The Firm’s employees are prohibited from acting upon material non-public information. In working with clients, Supervised Persons may receive insider information. Supervised Persons are prohibited from using inside information when placing any trades of securities for RS ETFs’ portfolios. Furthermore, Supervised Persons may not transact any trades for their own accounts or for the benefit of any third-parties based upon such information. If a Supervised Person is unsure or suspects that he/she may have obtained or may be perceived to have obtained insider information, please notify the CCO immediately.

It is unlawful for RSA or any of its Supervised Persons to engage in any type of insider trading, which generally means that no “insider” may:

•	Purchase or sell a security on the basis of material, non-public information; or

•	Communicate material, non-public information to another where the communication leads to, or is intended to lead to, a purchase or sale of securities; or

•	Transact any trades for their own accounts or for the benefit of any other party based upon such material, non-public information.

B. Procedures

RSA’s Supervised Persons are prohibited from buying or selling or recommending the purchase or sale of any security (or a derivative of such security) while in possession of material nonpublic information relating to that security or its issuer. Any Supervised Person who becomes aware of information, which could be classified as material, non-public information, should immediately advise the CCO. In addition, if inside information is received the CCO will place that security on the Firm’s restricted list. Supervised Persons must be careful to ensure that insider information is not communicated (or tipped) in any way. Prior to purchasing/selling a security personally, the Supervised Person must first check to be sure that it is not on the Firm’s restricted list.

To avoid possible violations, the Firm will exercise great care in the supervision of employees and of the securities transactions of their personnel. If there is any question as to whether a contemplated purchase or sale would violate the insider trading rules, Supervised Persons will be required to consult with the CCO prior to effecting the transaction.

To ensure that all Supervised Persons are properly informed of and understand RSA’s policy with respect to insider trading, the following internal controls have been established:

•	Mandatory training for new employees and required disclosure of outside brokerage accounts;

•	Annual review and reporting of all outside brokerage accounts;

•	Periodic review of employee and RSA’s trading to help ensure compliance with the policy set forth in this section;

•	Annual attestation of compliance with RSA’s inside information policies; and

•	Quarterly compliance reviews of outside brokerage account statements.

Should anyone suspect that insider trading may be occurring, please immediately notify the CCO.

Code of Ethics – Appendix 4

REALITY SHARES ADVISORS, LLC

INSIDER TRADING POLICIES AND PROCEDURES

ACKNOWLEDGEMENT FORM AND

CERTIFICATE OF COMPLIANCE

NAME (PLEASE PRINT)

1.	Reality Shares Advisors, LLC Insider Trading Policies and Procedures (“Insider Trading Policy”) as of December 12, 2013, has been provided to me for my review.

2.	I certify that I have read and understand the Insider Trading Policy and will comply with these policies and procedures during the course of my association with RSA.

3.	I agree to promptly report to the CCO or CEO any violation, or possible violation, of the Insider Trading Policy of which I became aware.

4.	I understand that violation of the Insider Trading Policy will be grounds for disciplinary action up to and including dismissal and may also be a violation of federal and/or state securities laws.

SIGNATURE

DATE

Code of Ethics – Appendix 5

REALITY SHARES ADVISORS, LLC

GIFT REPORTING FORM

Reality Shares Advisors, LLC Date: _____________________ Gift Reporting Form Submitted by: _____________
Name	Relationship With Person(s)	Description of Gift(s)	Estimated Value	Giving or Receiving	Reason for Gift

For Compliance Use Only: ☐ Reviewed by CCO

Code of Ethics – Appendix 6

REALITY SHARES ADVISORS, LLC

OUTSIDE BUSINESS ACTIVITY APPROVAL FORM

Reality Shares Advisors, LLC (“RSA”) requires its Supervised Persons to obtain prior written permission to have any outside employment or to receive any employment compensation other than through their affiliation with RSA. The firm’s Codes of Ethics also require you to notify the CCO or CEO prior to accepting certain outside employment.

Instructions: Please check all that apply:

1.		I understand that I must provide written documentation to RSA prior to accepting (a) any board position or assignment with a non-public entity (including any church, not-for-profit organization or college/university) where I am to serve in an investment-related position, (b) any type of board position regardless if investment related or not, and/or (c) any outside compensation while still employed or associated with RSA.

2.		I do not have any outside employment nor do I receive any compensation other than through my employment at or association with RSA.

3.		I have accepted a position or assignment with a non-public company for which I hold an investment related position:
(Name of Company)
		(Title/Main Responsibilities)	(Start Date)

	4.	I have accepted U outside employment (including a board position or assignment) and/or U I am receiving outside compensation while I am associated with RSA:
(Name of Company)
		(Title/Position)	(Start Date)

5.		I have not accepted, but request permission to accept outside employment and/or compensation in addition to my employment at RSA:
(Name of Company)
		(Title/Position)	(Start Date)

ACKNOWLEDGEMENT: I hereby certify that all information provided above is true and correct.

Signature:                                                                                   Date:

Name (Print):                                                                             Title:

For Compliance Use Only:

Permission from Compliance has been U Granted U Denied for this Supervised Person to engage in outside business activity as outlined above.

Compliance Approval by:                                                                                            Date:

Code of Ethics – Appendix 7

REALITY SHARES ADVISORS, LLC

OUTSIDE BROKERAGE ACCOUNTS REPORTING FORM

Instructions. Please provide the following information for each brokerage account you hold for all Personal Accounts (as defined in the RSA Code of Ethics). If you have no such accounts, mark the appropriate box at the bottom of this form. Once the form is completed, please print and sign your name and return the form as instructed in the RSA Code of Ethics. RSA will send a letter requesting that copies of duplicate statements be provided to RSA’s CCO. Any questions should be directed to the CCO or CEO. If you have more than three outside brokerage accounts to report, please use additional forms.

1. Please Check One: ☐ Employee	☐ Investment Advisory Representative	☐ Independent Contractor

Name	IAR ID Number	Telephone Number

2. ☐ Add Account ☐ Remove Account ☐ Existing Account

Account Registration		Account Number

Name and Address of Financial Institution

Account Type (e.g. Custodial, IRA)	Date Opened	Relationship to you

3. ☐ Add Account ☐ Remove Account ☐ Existing Account

Account Registration		Account Number

Name and Address of Financial Institution

Account Type (e.g. Custodial, IRA)	Date Opened	Relationship to you

4. ☐ Add Account ☐ Remove Account ☐ Existing Account

Account Registration		Account Number

Name and Address of Financial Institution

Account Type (e.g. Custodial, IRA)	Date Opened	Relationship to you

5. Acknowledgement and Certification. I acknowledge that the above list represents all brokerage accounts for my Personal Accounts. I hereby acknowledge that I have received a copy of RSA’s Code of Ethics. I further acknowledge that it is my responsibility to read, understand and comply by the policies outlined in RSA’s Code of Ethics.

☐	By marking this box, I have acknowledged and agreed to the statement above.

☐	I do not have any brokerage accounts to report.

Signature	Date

Print Name	Title/Affiliation

Code of Ethics – Appendix 8

REALITY SHARES ADVISORS, LLC QUARTERLY PERSONAL SECURITIES TRANSACTION REPORT	Submitted By: Date: No Trades to Report:
(Initial if Applicable)

Account Name	Acct #	Full Security Name	Ticker Symbol/ CUSIP	Date Of Transaction	Transaction Type: Buy/Sell Short/ Long	No. of Shares	Broker-Dealer Used

Code of Ethics – Appendix 9

REALITY SHARES ADVISORS, LLC

INITIAL/ANNUAL HOLDINGS REPORT

Holdings Declaration

In compliance with Rule 204A-1 of the Investment Advisers Act of 1940 and Rule 17j-1 of the Investment Company Act of 1940, Reality Shares Advisors, LLC (“RSA”) requires each Access Person to complete this declaration of personal securities holdings within 10 days of hire and annually thereafter. The Access Person must provide information on all personal reportable securities holdings owned by the Access Person as of the date of this report, including securities in Personal Accounts (as such term is defined in the Code of Ethics).

Date:

No Securities Held by Access Person

             I certify that I do not have any securities holdings to report that are held by me or any immediate family member living in the same household.

Securities Held by Access Person

             In lieu of listing each security, I am attaching a copy of each account brokerage statement for my Personal Accounts (as such term is defined in the firm’s Code of Ethics), dated within 45 days of the date of this report, which lists the securities I am required to declare and includes all required information about each security as outlined in the RSA Code of Ethics.

             In lieu of listing each security, I am listing all Personal Accounts and hereby certify that the brokerage firm(s) has been instructed to provide the CCO with duplicate statements at least quarterly, which contain all my securities holdings, other than what is listed below in “Securities Not Held in Any Account”, if applicable. Also, it is my belief that the CCO is receiving such brokerage statements in a timely manner.

Signature:	Date:

Name (Print):	Title:

Brokerage accounts:

Owner’s name:
Brokerage Firm:
Account number:

Owner’s name:
Brokerage Firm:
Account number:

Owner’s name:
Brokerage Firm:
Account number:

Owner’s name:
Brokerage Firm:
Account number:

Partnerships:

Owner’s name:
Partnerships:

Owner’s name:
Partnerships:

Owner’s name:
Partnerships:

Owner’s name:
Partnerships:

Securities Not Held in Any Account:

Owner’s name:
Security:
Type:
Symbol/CUSIP #:
Number of Shares:
Principal Amount:
Location:

Owner’s name:
Security:
Type:
Symbol/CUSIP #:
Number of Shares:
Principal Amount:
Location:

Owner’s name:
Security:
Type:
Symbol/CUSIP #:
Number of Shares:
Principal Amount:
Location:

ADDENDUM

Samples of Account Types for Inclusion and Exclusion

on Initial and Annual Holdings Declaration

College Savings Programs

If the program does not invest in any type of security and is not held at a brokerage firm, it does not need to be reported.

Foundations

If the employee owns/created the foundation, it should be reported as an outside business activity, but not a security holding. Donations to foundations or charities do not need to be reported. An employee should not donate to a foundation or charity in exchange for receiving business from the foundation or charity.

Private Partnerships

Private partnerships and private funds need to be reported.

Real Estate

Ownership in real property does not need to be reported. Investments in REITs or private placements/funds that invest in real estate do need to be reported.

Annuities/Insurance Programs

The product needs to be reported only if it invests in securities.

401Ks

The holdings do not need to be reported if the 401K only invests in unaffiliated third party open end mutual funds. If the 401K invests in any other type of security that is not considered “exempt”, then the holdings need to be reported.

IRA’s

IRA’s need to be reported if the account holds any type of reportable security.

Code of Ethics – Appendix 10

REALITY SHARES ADVISORS, LLC

CODE ACKNOWLEDGEMENT FORM

AND CERTIFICATE OF COMPLIANCE

NAME (PLEASE PRINT)

1.	RSA’s Codes of Ethics (“Code”), dated December 12, 2013 has been provided to me for my review.

2.	I have read and understand the Code and will comply with these policies and procedures during the course of my association with RSA.

3.	I agree to promptly report to the CCO or CEO any violation, or possible violation of this Code, which I become aware.

4.	I understand that a violation of this Code and/or a violation of federal and/or state securities laws will be grounds for disciplinary action as decided by the CEO, which could include but not be limited to dismissal of employment.

5.	I certify I will obtain written pre-approval for all required personal securities transactions as required by the Code.

6.	I certify I will report all required securities transactions, holdings, gifts, new outside brokerage accounts, and outside business activities as required by the Code.

7.	I certify that I have executed the Reality Shares Advisors, LLC Insider Trading Policy Acknowledgement Form and agree to comply with the Firm’s Insider Trading Policy.

SIGNATURE

DATE